Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Media Contact: Julie Pekarek Chief Marketing Officer 414.977.4254 jpekarek@merge.com

MERGE HEALTHCARE SETS SECOND QUARTER 2009 EARNINGS CALL
Discussion will address the completion of etrials acquisition

Milwaukee, WI, July 20, 2009 – Merge Healthcare Incorporated (NASDAQ: MRGE) (“Merge Healthcare”), a leading health IT solutions provider, today announced the scheduling of its second quarter 2009 earnings call, which will be held at 4:15 p.m. EDT on Thursday, July 30th.  Investors are welcome to join the call via phone or internet by following the directions noted below.

In addition to discussing second quarter earnings results, which will be published before the market opens on July 30th, the call will focus on the completion of Merge Healthcare’s acquisition of etrials Worldwide, Inc. (NASDAQ:  ETWC) (“etrials”), a leading provider of clinical trials software and related services.  The transaction closed today, resulting in etrials becoming a wholly-owned subsidiary called Merge eClinical.  Shares of etrials will cease to be traded on the NASDAQ Global Market.

Merge eClinical will be led by Jon T. DeVries, who joins Merge from Massachusetts General Hospital’s 3D visualization services.  Mr. DeVries brings strong experience in medical imaging innovation both in the pre-clinical space and in latter phase clinical trials.  “Leading Merge eClinical toward profitable growth, with new imaging capabilities from Merge and a solid eClinical backbone from etrials, is a fantastic opportunity,” says Mr. DeVries. “I look forward to brining this new value proposition to the broader clinical trials market.”

“This is an exciting time for Merge Healthcare,” says Justin Dearborn, CEO. “The successful acquisition of etrials enhances Merge Healthcare’s ability to continue on our path of rebuilding the company into a profitable health IT leader.  I am looking forward to discussing etrials, as well as the rest of our ongoing business strategies, at the upcoming earnings call. “

In conjunction with the acquisition, an organization wide reduction in force was implemented to better align the two organizations and realize necessary cost synergies.  As a result of this action, approximately 35 positions were eliminated in North Carolina, Wisconsin and Ontario.  This action is expected to result in a charge in the third quarter of approximately $1.7 million.

Conference Call Information: Merge will hold a public web cast July 30, 2009 at 4:15 p.m. EDT to review financial results for the second quarter of 2009 and to provide an update on business operations and strategy. Immediately following this will be a question and answer session.  Investors will have the opportunity to listen to the conference call via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call, dial 800.221.2015 (US and Canada) or 706.634.2159 (International). The Conference ID Number to reference is 20416411.  A replay via the Internet or telephone will be available shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare Incorporated builds software solutions that automate healthcare data and diagnostic workflow, both to build a better electronic record of the patient experience, and also to enhance product development for health IT, device and pharmaceutical companies.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

# # #

This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  Such forward-looking statements include Merge’s and etrials’ decision to enter into an agreement for Merge to acquire etrials, the ability of the parties to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, and the possibility of any termination of the merger agreement. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include: the consummation and the successful integration of etrials into Merge; possible accounting adjustments and revisions to its current preliminary expectations as to the results the Company will report for second quarter financial results; market acceptance and performance of its products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and the pending settlements of certain class action and derivative lawsuits; and other risk factors detailed in its filings with the Securities and Exchange Commission.  More information about potential factors which could cause etrials’ actual results to differ from the forward-looking statements included in this announcement is included in its filings with the Securities and Exchange Commission, including the “Risk Factors” Section of its Form 10-K filed on March 10, 2009. These uncertainties and risks may cause its actual future results to be materially different than those expressed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Neither Merge nor etrials undertakes any obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.